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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: January 1998
Distribution Date: 2/17/98



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                     Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                     ------------------------
   (i) Principal Distribution
           Class A Amount                                                      $   9,554,166.97        $      16.757139
           Class B Amount                                                      $     502,850.89        $      16.757139

  (ii) Interest Distribution
           Class A Amount                                                      $     706,738.11        $       1.239554
           Class B Amount                                                      $      37,196.74        $       1.239554

 (iii) Amount of Distribution allocable to the Yield Supplement Amount .       $       8,690.71
                                                                               ----------------
           Class A Amount                                                      $       8,256.17
           Class B Amount                                                      $         434.54

       Amount of Distribution allocable to the (Excess) Shortfall Amount       $       3,562.28
                                                                               ----------------
           Class A Percentage                                                  $       3,384.17
           Class B Percentage                                                  $         178.11

  (iv) Monthly Servicing Fee                                                   $     127,168.35        $       0.211890
                                                                               ----------------
           Monthly Supplemental Servicing Fee                                  $           0.00        $       0.000000
           Class A Percentage of the Servicing Fee                             $     120,809.93        $       0.211890
           Class A Percentage of the Supplemental Servicing Fee                $           0.00        $       0.000000
           Class B Percentage of the Servicing Fee                             $       6,358.42        $       0.211890
           Class B Percentage of the Supplemental Servicing Fee                $           0.00

   (v) Class A Principal Balance (end of Collection Period)                    $ 135,417,753.52
       Class A Pool Factor (end of Collection Period)                                 23.751041%
       Class B Principal Balance (end of Collection Period)                    $   7,127,250.19
       Class B Pool Factor (end of Collection Period)                                 23.751041%

  (vi) Pool Balance (end of Collection Period)                                 $ 142,545,003.71

 (vii) Class A Interest Carryover Shortfall                                    $           0.00
       Class A Principal Carryover Shortfall                                   $           0.00
       Class B Interest Carryover Shortfall                                    $           0.00
       Class B Principal Carryover Shortfall                                   $           0.00

(viii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B Certificateholders .       $           0.00        $       0.000000


  (ix) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                      $   6,623,048.46
           Class B Amount                                                      $           0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by
       the Seller or the Servicer                                              $           0.00